EXHIBIT 99(a)


                                NSS BANCORP, INC.
                   48 WALL STREET, NORWALK, CONNECTICUT 06852
           PROXY SOLICITED BY THE NSS BANCORP, INC. BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING ON NOVEMBER 5, 1998

The undersigned hereby appoints Brian A. Fitzgerald and Alan R. Staack, and each of them, with full power of substitution, as the proxies of the undersigned, to vote all of the shares of Common Stock of NSS Bancorp, Inc. held of record by the undersigned on September 17, 1998 at the Special Meeting of Shareholders to be held on November 5, 1998 at the Norwalk Inn and Conference Center, 99 East Avenue, Norwalk, Connecticut or at any adjournment thereof;

When properly executed and timely returned, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

                                   SEE REVERSE
                                      SIDE

X    PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTES "FOR" ITEMS 1 AND 2.

1. To consider and vote upon a proposal to approve and adopt the Reorganization Agreement dated June 17, 1998 (the "Reorganization Agreement") between NSS and Summit Bancorp. ("Summit") and the transactions contemplated thereby, including (1) the acquisition of NSS by Summit, pursuant to which shares of NSS Common Stock will be converted into the right to receive whole shares of Summit Common Stock and cash in lieu of fractional shares based upon an exchange ratio of Summit Common Stock to NSS Common Stock of 1.232 and (2) the NSS Bancorp Inc. Stock Option Agreement, all as more fully described in the accompanying Proxy Statement-Prospectus.

         [   ]   FOR           [   ]   AGAINST         [   ]   ABSTAIN

2. A proposal to approve in advance an adjournment of the Special Meeting in the event there are not sufficient votes to constitute a quorum or approve the Reorganization Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies.

         [   ]   FOR           [   ]   AGAINST         [   ]   ABSTAIN

3. To transact such other business as may properly come before the Special Meeting.

Please check here if you plan on attending the annual meeting.   [     ]

Please sign exactly as your name appears on this ballot. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of The Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement-Prospectus.


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(Signature)                          (title)

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(Signature if held jointly)

Date ----------------------- , 1998

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.